UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2023

Lightstone Value Plus REIT III, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55619	46-1140492
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1

Lakewood, New Jersey 08701

(Address, including zip code, of Principal Executive Offices)

Registrant's telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On January 17, 2023, Lightstone Value Plus REIT III, Inc. (the “Company”) reconvened its annual meeting of stockholders originally scheduled for December 8, 2022 (the “Annual Meeting”). A total of 8.7 million shares of the Company’s common stock outstanding and entitled to vote were represented at the Annual Meeting in person or by proxy, representing approximately 68.1% of the total number of shares entitled to vote.

At the reconvened Annual Meeting, the Company’s stockholders approved a proposal to amend and restate the Company’s charter. The proposal is discussed in detail in the Company’s definitive proxy statement dated and filed with the Securities and Exchange Commission on October 18, 2022. The number of votes cast with respect to the amendment and restatement of the charter were as follows:

For	Against/ Withhold	Abstain	Broker Non-Votes
6,576,946	1,734,013	420,852	-

The proposal to amend and restate the Company’s charter was approved.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REIT III, INC.

Date: January 23, 2023	By:	/s/ Seth Molod
Seth Molod
Chief Financial Officer and Principal Accounting Officer